UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2008 (May 9, 2008)
Silicon Mountain Holdings, Inc.
(Exact name of registrant as specified in its charter)

Colorado	000-11284	84-0910490

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4755 Walnut Street, Boulder, Colorado 80301
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (303) 938-1155
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On May 9, 2008, John Blackman and Mickey Fain each tendered a letter of resignation resigning from his position as a member of the Board of Directors (the “Board”) of Silicon Mountain Holdings, Inc. (the “Company”), as well as his position as a member of the Board of Directors of Silicon Mountain Memory, Inc., a wholly-owned subsidiary of the Company. Mr. Blackman and Mr. Fain’s resignations were effective as of the close of business on May 9, 2008 and May 8, 2008, respectively. Copies of the letters of resignation are included as Exhibits 17.1 and 17.2 to this Current Report on Form 8-K. In addition, on May 9, 2008, Eric Wittenberg notified the Company that he was resigning from the Board effective as of the close of business on May 9, 2008. A copy of Mr. Wittenberg’s letter of resignation is included as Exhibit 17.3 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
17.1	Letter of Resignation from Mr. John Blackman

17.2	Letter of Resignation from Mr. Mickey Fain

17.3	Letter of Resignation from Mr. Eric Wittenberg

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON MOUNTAIN HOLDINGS, INC.

Signature:	/s/ Rudolph (Tré) A. Cates, III

Name:	Rudolph (Tré) A. Cates, III
Title:	President & Chief Executive Officer
Dated: May 15, 2008

EXHIBIT INDEX

Exhibit Number	Description
17.1	Letter of Resignation from Mr. John Blackman

17.2	Letter of Resignation from Mr. Mickey Fain

17.3	Letter of Resignation from Mr. Eric Wittenberg

3